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On the Issue Date specified, Ford Motor Credit Company ("Ford  Credit") will issue the series of its Continuously Offered Bonds for
Retail Accounts Due Nine Months or More from the Date of Issue described below.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase each series of the Notes at the price indicated, for resale at the Price to Public shown below. After the initial public offering of each series, the offering price for that series may be changed.

        Filed under Rule 424(b)(3), Registration Statement No. 333-86832
                   Pricing Supplement No. 39, dated August 11, 2003
                (To prospectus dated May 17, 2002, and prospectus
                         supplement dated June 7, 2002)

                            Ford Motor Credit Company
                 Continuously Offered Bonds for Retail Accounts
                 Due Nine Months or More from the Date of Issue

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   CUSIP                                Price to        Interest Rate per    Interest        Stated Maturity    Survivor's
   Number          Price to Public1    Purchasing            Annum            Payment            Date            Option
                                         Agent1                              Frequency
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  34539C HW5          100.0%            99.6125%            3.650%          Monthly           August 22, 2005    YES

Redemption Information:  N/A
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  34539C HX3          100.0%            99.3875%            4.600%          Quarterly         August 21, 2006    YES

Redemption Information:  N/A
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  34539C HY1          100.0%            99.2625%            5.350%          Quarterly         August 20, 2007    YES

Redemption Information:  Redeemable at the option of Ford Credit on any Interest Payment Date beginning August 20, 2004.  See the prospectus supplement for further information.
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  34539C HZ8          100.0%            99.0250%            5.750%          Semi-Annually     August 20, 2008    YES

Redemption Information:  N/A
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  34539C JA1          100.0%            98.8250%            6.400%          Semi-Annually     August 20, 2010    YES

Redemption Information:  N/A
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1 Expressed as a percentage of the aggregate principal amount.
        Trade Date: August 11, 2003                                                                            Merrill Lynch & Co.
        Issue Date: August 20, 2003                                                                            Purchasing Agent
        Minimum Denominations/Increments: $1,000/$1,000                                                        Acting as Principal
        All trades in the Notes described in this pricing supplement will settle on the Issue Date in same-day funds without accrued interest, in book-entry form only through DTC.
        DTC Participant Number:  5132

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